Exhibit 10.50

Pilgrim’s Pride Corporation
First Amendment to Limited Duration Waiver Agreement

This First Amendment to Limited Duration Waiver Agreement (herein, the “Amendment”) is made as of November 25, 2008, by and among PILGRIM’S PRIDE CORPORATION, a Delaware corporation (the “Servicer”), PILGRIM’S PRIDE FUNDING CORPORATION, a Delaware limited liability company (the “Seller” and, together with the Servicer, the “Seller Parties”), the PURCHASERS AND PURCHASER AGENTS ON THE SIGNATURE PAGES HERETO (collectively, the “Purchasers”) and BMO CAPITAL MARKETS CORP., as administrator (in such capacity, together with its successors and assigns, the “Administrator” and, collectively with the Purchasers, the “Waiving Parties”).

Recitals:

         A.The Seller, the Servicer, the Purchasers and the Administrator are parties to that certain Limited Duration Waiver Agreement dated as of October 26, 2008 (the “Waiver Agreement”).

         B.Pursuant to the Waiver Agreement, the Waiving Parties agreed, among other things, to waive the Subject Default during the period ending November 26, 2008.

         C.The Seller Parties have requested that the Waiving Parties amend the Waiver Agreement to extend the Scheduled Waiver Expiration Date and to amend certain other provisions thereof, and the Waiving Parties are willing to do so subject to the terms and conditions set forth herein.

Accordingly, subject to the satisfaction of the conditions precedent set forth below, the Seller Parties and the Waiving Parties agree as follows:

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Incorporation of Recitals; Defined Terms.  The Seller Parties acknowledge that the Recitals set forth above are true and correct in all material respects.  The defined terms in the Recitals set forth above are hereby incorporated into this Amendment by reference.  All other capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Waiver Agreement.

2.Amounts Owing.  The Seller Parties acknowledge and agree that there are amounts outstanding, including Investment and Discount in respect of the Participation and other amounts, that are payable by the Originator, the Seller or the Servicer, as applicable, to the Purchasers and the Administrator (and any other Indemnified Party and Affected Person under the Transaction Documents, as applicable), and such amounts (together with interest and fees thereon) are justly and truly owing by the Seller without defense, offset or counterclaim.

         3.Amendments to the Waiver Agreement.

(a)Section 3 of the Waiver Agreement shall be amended to read as follows:

3.  Limited Duration Waiver.  Subject to the terms and conditions contained in this Agreement, the Waiving Parties waive the Subject Default but only for the period (the “Waiver Period”) beginning October 28, 2008, and ending at 12:00 noon, Chicago time, on December 1, 2008 (the “Scheduled Waiver Expiration Date”).  The foregoing waiver shall become null and void on the Scheduled Waiver Expiration Date and from and after the Scheduled Waiver Expiration Date the Administrator and the Purchasers shall have all rights and remedies available to them as a result of the occurrence of the Subject Default as though this waiver had never been granted.

(b)The definition of “Subject Default” in the Waiver Agreement shall be amended to include the Indenture Payment Event (as defined below).

4.[Reserved].

         5.Acknowledgement of Liens.  The Seller Parties hereby acknowledge and agree that all indebtedness, obligations and liabilities of the Seller owing to the Administrator and the Purchasers arising out of or in any manner relating to the Transaction Documents shall continue to be secured by liens and security interests on all of the Receivables, Contracts and Related Security and all other collateral pursuant to the Transaction Documents heretofore or hereafter executed and delivered by the Seller or the Servicer, and nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for thereby as to the indebtedness, obligations, and liabilities which would be secured thereby prior to giving effect to this Amendment.

         6.Representations and Warranties.  Each of the Seller Parties represents and warrants to the Administrator and the Purchasers that:

    (a)each Seller Party has full right and authority to enter into this Amendment and to perform all of its obligations under the Waiver Agreement as amended hereby;

    (b)this Amendment and the performance or observance by the Seller Parties of any of the matters and things herein provided for do not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Seller Party or any provision of the organizational documents (e.g., certificate or articles of incorporation and by-laws) of any Seller Party, or (ii) contravene or constitute a default under any covenant, indenture or agreement of or affecting any Seller Party or any of its Property;

    (c)the obligations of each Seller Party under the Waiver Agreement as amended hereby are legal, valid, enforceable (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally) and subsisting and not subject to set-off, defense (other than payment) or counterclaim;

    (d)no Unmatured Termination Event or Termination Event (other than the Subject Default) has occurred and is continuing;

    (e)[Reserved];

    (f)the Servicer has decided that during the Waiver Period as extended by this Amendment it will not make the Indenture Interest Payments (the “Indenture Payment Event”); and

    (g)Each Seller Party represents and warrants that (i) each of the Lock-Box Accounts and lock-boxes set forth on Schedule I hereto is subject to a Lock-Box Agreement, (ii) the Lock-Box Accounts and lock-boxes set forth on Schedule I hereto cover all of the accounts and lock-boxes into which Obligors are instructed to deposit Collections and any other amounts related to Receivables and (iii) all Obligors have been instructed to make payments of all Receivables only to one or more of the Lock-Box Accounts or lock-boxes set forth on Schedule I hereto.

         9.Agreements. The Seller Parties further acknowledge and agree that, notwithstanding anything to the contrary in the Receivables Purchase Agreement or the Waiver Agreement as amended by this Amendment, the Seller shall not request, and the Purchasers shall not make, any purchases or reinvestments at any time on or after 12:01 a.m. on December 1, 2008, and any such request or any such purchase or reinvestment shall constitute a breach by the Seller of the Waiver Agreement as amended by this Amendment.

         10.Release.  For value received, including without limitation, the agreements of the Administrator and the Purchasers in this Amendment, each Seller Party hereby releases the Administrator, each Purchaser, each Indemnified Party and their respective current and former shareholders, directors, officers, agents, employees, attorneys, consultants, and professional advisors (collectively, the “Released Parties”) of and from any and all demands, actions, causes of action, suits, controversies, acts and omissions, liabilities, and other claims of every kind or nature whatsoever, both in law and in equity, known or unknown, which such Seller Party has or ever had against the Released Parties from the beginning of the world to this date arising in any way out of the existing financing arrangements between the Seller Parties, the Administrator and the Purchasers, and each Seller Party further acknowledges that, as of the date hereof, it does not have any counterclaim, set-off, or defense against the Released Parties, each of which each Seller Party hereby expressly waives.

         11.Waiver Agreement Remain Effective.  Except as expressly set forth in this Amendment, the Waiver Agreement and all of the obligations of the Seller Parties thereunder, the rights and benefits of the Administrator and Purchasers thereunder, and the liens and security interests created thereby remain in full force and effect.  Without limiting the foregoing, each Seller Party agrees to comply with all of the terms, conditions, and provisions of the Waiver Agreement except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.  This Amendment is intended by the Administrator and the Purchasers as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions of that agreement.

         12.Fees and Expenses.  The Seller and the Servicer shall pay on demand all fees and expenses (including attorneys’ fees) incurred by the Administrator and its counsel in connection with this Amendment and the other instruments and documents being executed and delivered in connection herewith, and all fees and expenses of counsel to the Administrator with respect to the securitization facility subject to the Receivables Purchase Agreement.

         13.Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)the Seller Parties, the Administrator, and the Purchasers shall have executed and delivered this Amendment on or before November 26, 2008;

(b)the Administrator shall have received a copy of a fully executed amendment to the CoBank Limited Duration Waiver extending the waiver under the CoBank Limited Duration Waiver of any default under the CoBank Credit Agreement that is analogous to the Subject Default for a period ending no earlier that the Scheduled Waiver Expiration Date as extended by this Amendment, which amendment shall not contain or add to the CoBank Limited Duration Waiver any terms or provisions that are not contained in the Waiver Agreement as amended by this Amendment materially adverse to the Administrator and the Purchasers or that are, in any material respect, more favorable to the lenders under the CoBank Credit Agreement than the terms of the Waiver Agreement as amended by this Amendment are favorable to the Administrator and the Purchasers, and which otherwise shall be in form and substance reasonably satisfactory to the Administrator, and such amendment to the CoBank Limited Duration Waiver shall be effective;

(c)the Administrator shall have received a copy of a fully executed amendment to the Credit Agreement Limited Duration Waiver extending the waiver under the Credit Agreement Limited Duration Waiver of any default under the Credit Agreement that is analogous to the Subject Default for a period ending no earlier that the Scheduled Waiver Expiration Date as extended by this Amendment, which amendment shall not contain or add to the Credit Agreement Limited Duration Waiver any terms or provisions that are not contained in the Waiver Agreement as amended by this Amendment materially adverse to the Administrator and the Purchasers or that are, in any material respect, more favorable to the lenders under the Credit Agreement than the terms of the Waiver Agreement as amended by this Amendment are favorable to the Administrator and the Purchasers, and which otherwise shall be in form and substance reasonably satisfactory to the Administrator, and such amendment to the Credit Agreement Limited Duration Waiver shall be effective; and

(d)the payment of the current legal fees and expenses referred to in Section 12 above.

         14.Miscellaneous.  By its acceptance hereof, each Seller Party hereby represents that it has the necessary power and authority to execute, deliver, and perform the undertakings contained herein, and that this Amendment constitutes the valid and binding obligation of such Seller Party enforceable against it in accordance with its terms.  Any provision of this Amendment held invalid, illegal, or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without affecting the validity, legality, and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties hereto hereby acknowledge and agree that this Amendment shall constitute a Transaction Document for all purposes of the Receivables Purchase Agreement and the other Transaction Documents.  Unless otherwise expressly stated herein, the provisions of the Waiver Agreement as amended by this Amendment shall survive the termination of the Waiver Period as extended by this Amendment.  This Amendment may be executed in counterparts and by different parties on separate counterpart signature pages, each of which constitutes an original and all of which taken together constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original.  This Amendment shall be governed by Texas law and shall be governed and interpreted on the same basis as the Waiver Agreement.

[Signature Pages to Follow]

This First Amendment to Limited Duration Waiver Agreement is entered into as of the date and year first above written.

Pilgrim’s Pride Corporation, as Servicer

By:/s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Chief Financial Officer, Secretary and Treasurer

Pilgrim’s Pride Funding Corporation, as Seller

By:/s/ Richard A. Cogdill
Name: Richard A. Cogdill
Title: Chief Financial Officer, Secretary and Treasurer

Accepted and agreed to:

BMO Capital Markets Corp., as Administrator

By:    /s/ Brian Zaban
Name: Brian Zaban
Title:   Managing Director

BMO Capital Markets Corp., as Purchaser Agent

By:    /s/ Brian Zaban
Name: Brian Zaban
Title:   Managing Director

Fairway Finance Company, LLC, as Uncommitted Purchaser and as Related Committed Purchaser

By:    /s/ Lori Gebron
Name: Lori Gebron
Title:   Vice President